Exhibit 99.1

HOMEWOOD
SUITES

MARCH 31, 2012

APPLE REIT NINE *2012 First Quarter*

DEAR SHAREHOLDER, Greetings from Apple REIT Nine, Inc. The first quarter of this year was marked by solid improvements in operations across our portfolio of 88 hotels. Demand for lodging continues to strengthen, evident in our higher occupancy levels and nightly rates as compared to the same period of 2011, and I am optimistic this momentum will continue throughout 2012.

For the first quarter of 2012, our hotels achieved an average occupancy rate of 70 percent, an average daily rate (ADR) of $112 and revenue per available room (RevPAR) of $78. As compared to results from the same period of 2011, both occupancy and ADR were up approximately four percent, driving an increase in RevPAR of eight percent. The summer travel season is upon us and we anticipate it will provide additional opportunities for revenue growth. Growth may in some cases exceed market trends, as properties within our portfolio further stabilize following their initial periods of ownership. As various events, from college graduations and sporting events to area festivals and celebrations, occur within our markets, our team will continue to strive towards an optimal balance of occupancy and ADR to maximize RevPAR.

The Company achieved modified funds from operations (MFFO) during the first quarter of 2012 that totaled approximately $33.2 million, or $0.18 per share. MFFO for the same period last year totaled $27.9 million, or $0.15 per share. As our period of ownership lengthens, year-over-year comparables will become more meaningful. Over the first three months of the year, the Company paid distributions of approximately $0.22 per share. The current annualized distribution rate for the Company is $0.88 per share. Our annualized distribution rate is closely monitored, taking into account varying economic cycles and capital improvements as well as current and projected hotel performance, and although we strive for consistency over the life of our program, we may make adjustments as needed, based on available cash resources. For reference, a shareholder who has been an investor in Apple REIT Nine since the time of the Company’s first distribution payment has received distributions of approximately $3.45 per share, through April 30, 2012.

I am pleased to report that on April 27, 2012, Apple REIT Nine completed the sale of the 110 parcels of land that were leased to a third party for the production of natural gas. The sale price for the land was $198.4 million, which consisted of $138.4 million in cash and a note that the Company received from the purchaser for the remaining $60.0 million. We are very pleased that our original investment of approximately $147 million generated approximately $46 million in lease payments during the time this real estate was owned by the Company. We believe the completion of this transaction took advantage of an opportunity to lower investment risk and maintain additional earnings. The Company is currently evaluating the best use of the proceeds from this sale and will provide updates as available.

The conservative strategy of Apple REIT Nine is evident in the strength of our balance sheet and our portfolio of attractive Marriott®- and Hilton®-branded hotels. Our team is committed to maximizing shareholder value and confident our steady approach to hotel ownership and capital management will enable us to meet our goals over the long term. I am confident 2012 will be a good year for the Company. As always, thank you for your investment in Apple REIT Nine.

Sincerely,

Glade M. Knight,

Chairman and Chief Executive Officer

Statements of Operations (Unaudited)

(In thousands except statistical data)	Three months ended March 31, 2012	Three months ended March 31, 2011
REVENUES
Room revenue	$79,553	$65,869
Other revenue	8,538	6,169

Total hotel revenue	88,091	72,038

EXPENSES
Direct operating expense	$22,412	$18,205
Other hotel operating expenses	32,233	27,618
General and administrative	2,604	1,534
Depreciation	12,843	11,298
Acquisition related costs	31	2,615
Interest expense, net	1,376	535

Total expenses	$71,499	$61,805

NET INCOME
Income from continuing operations	$16,592	$10,233
Income from discontinued operations	5,267	4,716

Net income	$21,859	$14,949

Income from continuing operations per share	$0.09	$0.05
Income from discontinued operations per share	0.03	0.03

Net income per share	$0.12	$0.08

MODIFIED FUNDS FROM OPERATIONS (A)
Net income	$21,859	$14,949
Depreciation of real estate owned	12,843	11,898

Funds from operations	$34,702	$26,847

Straight-line rental income	(1,532)	(1,546)
Acquisition-related costs	31	2,615

Modified FFO	$33,201	$27,916

FFO per share	$0.19	$0.15
Modified FFO per share	$0.18	$0.15

WEIGHTED-AVERAGE SHARES OUTSTANDING	182,361	181,609

OPERATING STATISTICS
Occupancy	70%	67%
Average daily rate	$112	$108
RevPAR	$78	$72
Number of hotels	88	83
Distributions per share	$0.22	$0.22

Balance Sheet Highlights (Unaudited)

(In thousands)	March 31, 2012	December 31, 2011
ASSETS
Investment in real estate, net	$1,472,385	$1,480,722
Real estate held for sale	160,084	158,552
Cash and cash equivalents	2,844	30,733
Other assets	40,800	30,960

Total assets	$1,676,113	$1,700,967

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$123,359	$124,124
Other liabilities	9,981	13,253

Total liabilities	133,340	137,377
Total shareholders’ equity	1,542,773	1,563,590

Total liabilities & shareholders’ equity	$1,676,113	$1,700,967

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Modified funds from operations (MFFO) excludes rental revenue earned, but not received during the period or “straight-line” rent and costs associated with the acquisition of real estate. The company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at March 31, 2012 and the results of operations for the interim period ended March 31, 2012. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Nine, Inc. 2011 Annual Report.

Market Diversity

STATE/CITY	Portfolio of hotels
ALABAMA
Dothan, Troy
ALASKA
Anchorage
ARIZONA
Chandler (2), Phoenix (2), Tucson (2)
ARKANSAS
Rogers (2)
CALIFORNIA
Clovis (2), San Bernardino, Santa Ana, Santa Clarita (4)
COLORADO
Pueblo
FLORIDA
Fort Lauderdale, Miami, Orlando (2), Panama City, Panama City Beach, Tampa
GEORGIA
Albany
IDAHO
Boise
ILLINOIS
Mettawa (2), Schaumburg, Warrenville
INDIANA
Indianapolis, Mishawaka
LOUISIANA
Alexandria, Baton Rouge, Lafayette (2), West Monroe
MARYLAND
Silver Spring
MASSACHUSETTS
Andover
MICHIGAN
Novi
MINNESOTA
Rochester
MISSISSIPPI
Hattiesburg
MISSOURI
Kansas City, St. Louis (2)
NEW JERSEY
Mt. Laurel, West Orange

STATE/CITY
NORTH CAROLINA
Charlotte, Durham, Fayetteville, Holly Springs, Jacksonville
OHIO
Twinsburg
OKLAHOMA
Oklahoma City
PENNSYLVANIA
Malvern, Collegeville, Pittsburgh
TENNESSEE
Jackson (2), Johnson City, Nashville
TEXAS
Arlington, Austin (5), Beaumont, Dallas, Dallas/Allen (2), Dallas/Duncanville, Dallas/ Lewisville, El Paso, Fort Worth, Frisco, Grapevine, Houston, Irving, Round Rock, Texarkana
UTAH
Salt Lake City
VIRGINIA
Alexandria, Bristol, Manassas

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereitnine.com

INVESTOR INFORMATION
For additional information about the
Company, please contact: Kelly Clarke,
Director of Investor Services
(804) 727-6321 or
kclarke@applereit.com

CORPORATE PROFILE Apple REIT Nine, Inc. is a real estate investment trust (REIT) focused on the acquisition and ownership of income-producing real estate that generates attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Marriott® Hotels & Resorts, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Embassy Suites Hotels®, Hilton®, Home2 Suites by Hilton®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. As of April 30, 2012, the Apple REIT Nine portfolio consisted of 88 hotels with a total of 11,252 guestrooms in 27 states. MISSION Apple REIT Nine, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

Cover images from left to right, top to bottom: HOMEWOOD SUITES, DURHAM, NC; HAMPTON INN, FT. LAUDERDALE, FL; FAIRFIELD INN & SUITES, ALBANY, GA; RESIDENCE INN, SANTA CLARITA, CA; EMBASSY SUITES, ANCHORAGE, AK; HILTON GARDEN INN, LEWISVILLE, TX

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of current and future litigation and regulatory proceedings or inquiries; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Courtyard® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “Marriott®,” “Residence Inn® by Marriott®,” “SpringHill Suites® by Marriott®” and “TownePlace Suites® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this correspondence, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Nine, Inc. or otherwise. Marriott is not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Nine offering and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this correspondence, and the grant by Marriott of any franchise or other rights to Apple REIT Nine shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Embassy Suites Hotels®,” “Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton®,” “Hilton Garden Inn®,” “Home2 Suites by Hilton®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this correspondence, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Nine, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Nine offering and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this correspondence, and the grant by Hilton of any franchise or other rights to Apple REIT Nine shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

COURTYARD
Marriott

Clockwise from left: COURTYARD, JACKSON, TN; COURTYARD, SANTA ANA, CA; HOMEWOOD SUITES, DURHAM, NC

4 FT